                                                                     EXHIBIT 3.1

                            ARTICLES OF ASSOCIATION

                                      OF

                           THE GALORE GROUP LIMITED












                         FREEHILL, HOLLINGDALE & PAGE
                             SOLICITORS & NOTARIES
                           MLC CENTRE, MARTIN PLACE
                              SYDNEY N.S.W. 2000
                                   AUSTRALIA

                         AUSTRALIAN CAPITAL TERRITORY

                              Companies Act 1981

                           Company Limited by Shares

                   -----------------------------------------

                            ARTICLES OF ASSOCIATION

                                      OF

                           THE GALORE GROUP LIMITED

                   -----------------------------------------

                                Interpretation
                                --------------

1.   (1)  In these articles -

          "Business days" means those days on which the home exchange is open.

          "Code" means the Companies Act 1981 as varied or amended from time to time or such equivalent code of such other State or Territory in which the Company may be incorporated from time to time;

          "the Company" means The Galore Group Limited;

          "home exchange" means the Sydney Stock Exchange Limited or any other exchange so designated by the Australian Associated Stock Exchanges;

          "seal" means the common seal of the Company and includes any official seal of the Company;

          "secretary" means any person appointed to perform the duties of a secretary of the Company; and

          "State" means the Australian Capital Territory or such other State or Territory in which the Company may be incorporated from time to time.

     (2) Section 40 of the Companies and Securities (Interpretation and Miscellaneous Provisions) Act 1980 applies in relation to these articles as if they were an instrument made by an authority under a power conferred by the Code as in force on the date on which these articles became binding on the Company.

     (3) An expression used in a particular Part or Division of the Code that is given by that Part or Division a special meaning for the purposes of that Part or Division has, in any of these articles that deals with a matter dealt with by that Part or Division, unless the contrary intention appears, the same meaning as in that Part or Division.

     (4) The regulations contained in Table A in Schedule 3 to the Code are excluded and shall not apply to the Company.

        Share Capital and Variation of Rights
        -------------------------------------

2. (1) The share capital of the Company is one hundred million dollars ($100,000,000) divided into five hundred million (500,000,000) shares of twenty cents ($0.20) each.

     (2) Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Code and to these articles, shares in the Company may be issued by the directors in such manner as they think most beneficial to the Company, and any such share may be issued with such preferred, deferred or other special rights or such restrictions whether with regard to dividend, voting, return of capital or otherwise as the directors, subject to any resolution, determine.

3. Subject to the Code, any preference shares may, with the sanction of a resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

4. (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

     (2) The provisions of these articles relating to general meetings apply so far as they are capable of application and mutatis mutandis to every such separate meeting except that -

              (a) a quorum is constituted by 2 persons who, between them, hold, or represent a corporation or corporations that hold, or represent by proxy or power of attorney, one-third of the issued shares of the class; and

              (b)    a poll may be demanded -

                     (i) by not less than 5 holders of shares of the class present in person or by proxy or attorney;

                     (ii) by a holder or holders of shares of the class present in person or by proxy or attorney and representing not less than one-tenth of the total voting rights of all the holders of shares of the class; or

                     (iii) by a holder or holders of shares of the class present in person or by proxy or attorney, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares of the class.

5. (1) The Company may exercise the power to pay commissions conferred by the Code if -

          (a) the rate or the amount of the commission paid or agreed to be paid is disclosed in the manner required by the Code; and

          (b) the commission does not exceed 10% of the price at which the shares in respect of which the commission is paid are issued.

     (2) The commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

     (3) The Company may, on any issue of shares, also pay such brokerage as is lawful.

6. (1) Except as required by law, the Company shall not recognise a person as holding a share upon any trust.

     (2) The Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share or (except as otherwise provided by these articles or by law) any other right in respect of a share except an absolute right of ownership in the registered holder.

7. (1) A person whose name is entered as a member in the register of members is entitled without payment to receive a certificate in respect of the share under the seal of the Company in accordance with the Code but, in respect of a share or shares held jointly by several persons, the Company is not bound to issue more than one certificate.

     (2) Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

8.   (1)  where several persons are jointly entitled to any share or shares -

          (a) in the absence of any express direction from those persons to the contrary, the Company shall enter the names of those persons as members in the register of members in the order in which their names appear on the application for shares or the instrument of transfer or the notice of death or bankruptcy given to the Company to establish those persons' entitlement to the share or shares;

          (b) notwithstanding anything to the contrary contained in these articles, in any circumstances and for all purposes it shall be a sufficient discharge of any of the Company's obligations to those persons if the Company discharges that obligation in relation to the firstnamed holder of the share or shares in the register of members; and

          (c) those persons shall be jointly and severally liable to pay all calls, interest and other amounts in respect of the share or shares.

     (2) Nothing in sub-article (1) shall prevent the Company from differentiating between the joint holders of any share or shares in any respect as provided for in these articles.

9. Subject to the provisions of the Code, the Company may establish a scheme or schemes for the allotment of shares or other interests in the Company directly or indirectly to any persons selected by the board of directors from time to time to participate in such scheme or schemes including but not limited to executives, directors, consultants to, franchisees, licensees, management and other employees of the Company and related corporations generally or interests nominated by them.

                                     Lien
                                     ----

10. (1) The Company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

     (2) The Company also has a first and paramount lien on all shares (not being fully paid shares) registered in the name of a sole holder for all moneys as the Company may be called upon by law to pay in respect of those shares.

     (3) The directors may at any time exempt a share wholly or in part from the provisions of this Article.

     (4) The Company's lien (if any) on a share extends to all dividends payable in respect of the share.

11. (1) Subject to sub-article (2), the Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien.

     (2)  A share on which the Company has a lien shall not be sold unless -

          (a)  a sum in respect of which the lien exists is presently payable;
               and

          (b) the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

12. (1) For the purpose of giving effect to a sale mentioned in Article 11, the directors may authorise a person to transfer the shares sold to the purchaser of the shares.

     (2) The Company shall register the purchaser as the holder of the shares comprised in any such transfer and the purchaser is not bound to see to the application of the purchase money.

     (3) The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

13. The proceeds of a sale mentioned in Article 11 shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.


                                Calls on Shares
                                ---------------

14. (1) The directors may subject to these articles and to any conditions of allotment from time to time make such calls upon the members in respect of any money unpaid on the shares of the members (whether on account of the nominal value of the shares or by way of premium).

     (2) Each member shall, upon receiving at least 14 days' notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his shares.

     (3)  The directors may revoke or postpone a call.

15. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

16. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

17. If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate as the directors determine, but the directors may waive payment of that interest wholly or in part.

18. Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of these articles as to payment of interest, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

19. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

20. (1) The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

     (2) The directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at such rate as is agreed upon between the directors and the member paying the sum.

                              Transfer of Shares
                              ------------------

21. (1) Subject to these articles, a member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the directors approve.

     (2) An instrument of transfer referred to in sub-article (1) shall be executed by or on behalf of the transferor (but need not be executed by the transferee) or may be executed otherwise in accordance with the Code.

     (3) A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

22. The instrument of transfer shall be left for registration at the registered office of the Company accompanied by the certificate of the shares to which it relates and such other information as the directors properly require to show the right of the transferor to make the transfer, and thereupon the Company shall, subject to the powers vested in the directors by these articles, register the transferee as a shareholder

23. The directors may decline to register any transfer of shares on which the Company has a lien and may also decline to register any transfer of shares -

     (a) where the transfer is of a partly paid share in respect of which the directors have required the transferee or an authorised officer of the transferee to complete a statutory declaration stating that the transferee is financially able to meet any unpaid liability in respect of the share and such a declaration has not been received by the Company; or

     (b) where the Company may refuse to register the transfer under the Official Listing Requirements of the Australian Associated Stock Exchanges.

24. The registration of transfers may be suspended at such times and for such periods as the directors from time to time determine not exceeding in the whole 30 days in any year.

                            Transmission of Shares
                            ----------------------

25. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but this Article does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons.

26. (1) Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is properly required by the directors, elect either to be registered himself as holder of the share or to have some other person nominated by him registered as the transferee of the share.

     (2) If the person becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     (3) If he elects to have another person registered, he shall execute a transfer of the share to that other person.

     (4) All the limitations, restrictions and provisions of these articles relating to the right to transfer, and the registration of transfers of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

27. (1) Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be, is, upon the production of such information as is properly required by the directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt.

     (2) Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holders they shall, for the purpose of these articles, be deemed to be joint holders of the share.

                             Forfeiture of Shares
                             --------------------

28. (l) If a member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued.

     (2) The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

29. (1) If the requirements of a notice served under Article 28 are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

     (2) Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

30. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and, at any time before a sale or disposition the forfeiture may be canceled on such terms as the directors think fit.

31. A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares. Such a person remains liable however to pay to the Company all money that, at the date of forfeiture, was payable by him to the Company in respect of the shares (including interest at such rate as the directors determine from the date of forfeiture on the money for the time being unpaid, if the directors think fit to enforce payment of the interest). The liability of such a person ceases if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares.

32. A statutory declaration in writing declaring that the declarant making the statement is a director or a secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

33. (1) The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

     (2) Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

     (3) The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

34. The provisions of these articles as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if that sum had been payable by virtue of a call duly made and notified.

                        Conversion of Shares into Stock
                        -------------------------------

35. The Company may, by ordinary resolution, convert all or any of its shares into stock and re-convert any stock into shares of any nominal value.

36. (1) Subject to sub-article (2), where shares have been converted into stock, the provisions of these articles relating to the transfer of shares apply, so far as they are capable of application, to the transfer of the stock or of any part of the stock.

     (2) The directors may fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the aggregate of the nominal values of the shares from which the stock arose.

37. (1) The holders of stock have, according to the amount of the stock held by them, the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as they would have if they held the shares from which the stock arose.

     (2) No such privilege or advantage (except participation in the dividends and profits of the Company and in the property of the Company on winding up) shall be conferred by any amount of stock that would not, if existing in shares, have conferred that privilege or advantage.

38. The provisions of these articles that are applicable to shares apply to stock, and references in those provisions to share and shareholder shall be read as including references to stock and stockholder, respectively.

                             Alteration of Capital
                             ---------------------

39.  The Company may by ordinary resolution -

     (a) increase its authorised share capital by the creation of new shares of such amount as is specified in the resolution;

     (b) consolidate and divide all or any of its authorised share capital into shares of larger amounts than its existing shares;

     (c) subdivide all or any of its shares into shares of smaller amount than is fixed by the memorandum but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each such share of a smaller amount is the same as it was in the case of the share from which the share of a smaller amount is derived; and

     (d) cancel shares that, at the date of passing of the resolution, have not been taken or agreed to be taken by any person and reduce its authorised share capital by the amount of the shares so cancelled.

40. Unless otherwise provided by these articles or by the terms of issue, new shares created upon an increase in the Company's authorised share capital shall rank equally with and carry the same rights as the existing shares.

41. Subject to the Code, the Company may, by special resolution, reduce its share capital, any capital redemption reserve fund or any share premium account.

                               General Meetings
                               ----------------

42.  The directors may whenever they think fit convene a general meeting.

43. (1) A notice of a general meeting shall specify the place, the day and the hour of meeting and shall state the general nature of the business to be transacted at the meeting.

     (2) A general meeting, other than a meeting for the passing of a special resolution, shall be convened by notice in writing of not less than 14 days or by shorter notice if it is so agreed -

          (a) in the case of a meeting convened as the annual general meeting - by all the members entitled to attend and vote at the meeting; or

          (b) in the case of any other meeting - by a majority in number of the members having a right to attend and vote at the meeting, being a majority that together hold not less than 95% in nominal value of the shares giving a right to attend and vote.

44. The accidental omission to give notice of any general meeting to, or the non-receipt of any such notice by, any person entitled to be so notified shall not invalidate any resolution passed at that meeting.

45.  (1)  A resolution is a special resolution of the Company if -

          (a) it is passed at a meeting of the Company, being a meeting of which not less than 21 days' written notice specifying the intention to propose the resolution as a special resolution has been duly given; and

          (b) it is passed at a meeting referred to in paragraph (a) by a majority of not less than three quarters of such members of the Company as, being entitled to do so, vote in person or by proxy or attorney, at that meeting.

     (2) A resolution is a special resolution of the holders of any class of shares in the Company if -

          (a) it is passed at a meeting of the holders of shares of that class, being a meeting of which not less than 21 days' written notice specifying the intention to propose the resolution as a special resolution has been duly given; and

          (b) it is passed at a meeting referred to in paragraph (a) by a majority of not less than three quarters of such holders of shares of that class as, being entitled to do so, vote in person or by proxy or attorney, at that meeting.

     (3) Notwithstanding the provisions of sub-article (1) or (2), if it is so agreed by a majority in

48. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

49. The chairman's ruling on all matters relating to the order of business, procedure and conduct of a general meeting shall be final and no motion of dissent therefrom shall be accepted.

50. (1) The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

     (2) When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     (3) Except as provided by sub-article (2), it is not necessary to give any notice of any adjournment or of the business to be transacted at an adjourned meeting.

51. (1) At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded -

          (a)  by the chairman;

          (b)  by at least 5 members present in person or by proxy or attorney;

          (c) by a member or members present in person or by proxy or attorney and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

          (d) by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

      (2) Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

      (3)    The demand for a poll may be withdrawn.

      (4) The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

52.   (1)    If a poll is duly demanded, it shall be taken in such manner and
             (subject to sub-article (2)) either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

      (2) A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

53. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

54.   (1)    Subject to sub-article (2), an entitlement to receive notice of general meetings shall confer on members the right to attend and vote thereat.

      (2) Subject to any rights or restrictions for the time being attached to any class or classes of shares -

             (a) at meetings of members or classes of members each member entitled to vote may vote in person or by proxy or attorney; and

             (b) on a show of hands every person present who is a member or a representative of a member has one vote, and, subject to paragraphs (c) and (d), on a poll every member present in person or by proxy or attorney and every person present who is a representative of a member has one vote for each share he holds or represents as the case may be;

             (c) where a member holds a partly paid share subscribed for as a result of an offer of partly paid shares made pro-rata to all shareholders, on a poll every such member present in person or by proxy or attorney and every person present who is a representative of such a member has one vote for each such share held; and

             (d) where a member holds a partly paid share subscribed for as a result of an offer of partly paid shares made other than pro-rata to all shareholders, on a poll every such member present in person or by proxy or attorney and every person present who is a representative of such a member has that fraction of a vote for each such share held as equals the fraction generated by dividing the total amount paid on the share by the issue price of the share.

55. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy or by attorney, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members, but the other or others of the joint holders are entitled to be present at general meetings.

56. If a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

57. A member is not entitled to vote at a general meeting unless all calls and other sums presently payable by him in respect of shares in the Company have been paid.

58    (1)    An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

      (2) Any such objection shall be referred to the chairman of the meeting, whose decision is final.

      (3) A vote not disallowed pursuant to such an objection is valid for all purposes.

59.  (1)     An instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a corporation, either under the seal of the corporation or under the hand of an officer or attorney duly authorised in writing.

      (2)    A proxy may but need not be a member.

      (3) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

      (4) An instrument appointing a proxy shall, unless the instrument expressly provides otherwise, be deemed to confer authority to agree to a meeting being convened by shorter notice than is required by the Code or by these articles and to a resolution being proposed and passed as a special resolution at a meeting of which less than 21 days' notice has been given and authority to demand or join in demanding a poll.

      (5) An instrument appointing a proxy shall be in the following form or in a form that is as similar to the following form as the circumstances allow or in such other common form as the directors may from time to time prescribe or approve in particular cases:

       Appointment, Removal and Remuneration of Directors
       --------------------------------------------------

62.   (1)    Until otherwise determined by the Company by ordinary resolution, the number of the directors shall be not less than 3 nor more than 15.

      (2) The Company may, by ordinary resolution, increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to vacate office.

      (3)    A director is not required to have any share qualification.

63.   (1)    Subject to Articles 65, 66 and 85, at the annual general meeting of the Company held in every year one-third of the directors for the time being, or, if their number is not 3 or a multiple of 3, then the number rounded down nearest one-third, shall retire from office.

      (2) The directors to retire at an annual general meeting are those who have been longest in office since their last election, but, as between persons who became directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

      (3) A director retiring under this Article or Article 65 shall be eligible for re-election and shall act as a director throughout the meeting at which he retires.

      (4) No director (except a managing director) shall remain in office for a period in excess of 3 years without submitting himself for re-election.

64.   (l)    Subject as hereinafter provided the Company may, at the meeting at which a director so retires, by ordinary resolution fill the vacated office by electing a person to that office.

      (2) If the vacated office is not so filled, the retiring director shall, if offering himself for re-election and not being disqualified under the Code or these articles from holding office as a director, be deemed to have been re-elected unless at that meeting -

             (a)    it is expressly resolved not to fill the vacated office; or

             (b) a resolution for the re-election of that director is put and lost.

      (3) No person (not being a director retiring by rotation) shall be eligible for election to the office of director at any general meeting unless he or some other member intending to propose him has, not less than thirty (30) Business days before the meeting, left at the registered office of the Company a notice in writing duly signed by such nominee consenting to nomination and signifying his candidature or the intention of such member to propose him. Notice of every candidature shall, not less than five (5) Business days before the meeting at which an election is to take place, be given to all members.

65.   (1)    The directors may at any time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors but so that the total number of directors does not at any time exceed the number determined in accordance with these articles.

      (2) Any director so appointed holds office only until the next following annual general meeting and is then eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

66.   (1)    The Company may by ordinary resolution remove any director before the expiration of his period of office, and may by ordinary resolution and subject to these Articles appoint another person in his stead.

      (2) Any person so appointed is subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

67.   (1)    The directors shall be paid by way of fees for their services such aggregate sum as may be determined from time to time by the Company in general meeting and that sum shall be divided amongst the directors in such proportions and manner as they shall from time to time agree or in default of agreement equally. The fees payable by the Company to directors other than executive directors shall not be by way of commission on or a percentage of profits or turnover. The aggregate sum of the directors fees shall not be increased except with the prior approval of the Company in general meeting and notice of any proposed increase and the new maximum aggregate sum that may be paid shall be given to members in the notice convening the meeting.

      (2)    All directors' fees shall be deemed to accrue from day to day.

      (3) The directors may also be paid all travelling, accommodation and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or otherwise in connection with the exercise of their powers and the discharge of their duties or the business of the Company.

      (4) If any director, being willing, renders or is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any business or purposes of the Company, the directors may arrange with that director for a special remuneration by the payment of a stated sum of money and that special remuneration may be either in addition to or in substitution for his share in the remuneration provided in these articles.

68. In addition to any other remuneration otherwise provided by these articles, on or after a director, who is not engaged in the full time employment of the Company or of a subsidiary of the Company, ceasing to hold office by reason of death or otherwise howsoever the directors shall have power to pay to him, or in case of his death to his widow, dependents or legal personal representatives in respect of him, such sum as the directors shall think fit but in any event not exceeding the sum permitted by section 233 of the Code, and any such payments may be in the form of a lump sum or be paid by instalments.

69. In addition to the circumstances in which the office of a director becomes vacant by virtue of the Code, the office of a director becomes vacant if the director -

      (a)    becomes an insolvent under administration;

      (b) becomes prohibited from being a director by reason of an order made under the Code;

      (c) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

      (d)    resigns his office by notice in writing to the Company;

      (e) is absent without the consent of the directors from meetings of the directors held during a continuous period of 6 months and the board resolves that his office be vacated; or

      (f)    reaches age 72.


               Powers and Duties of Directors
               ------------------------------

70.   (1)    Subject to the Code and to any other provision of these articles, the business of the Company shall be managed by the directors, who may exercise all such powers of the Company as are not, by the Code or by these articles, required to be exercised by the Company in general meeting.

      (2) Without limiting the generality of sub-article (1), the directors may exercise all the powers of the Company to borrow or raise or secure the payment of money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

71.   (1)    The directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the directors), for such period and subject to such conditions as they think fit.

      (2) Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him.

72. All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any 2 directors or in such other manner as the directors shall from time to time by resolution determine.

73. If the directors or any of them or any other person becomes or is about to become personally liable for the payment of any sum primarily due from the Company, the directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the directors or persons so becoming liable from any loss in respect of such liability.

74.   (1)    The directors shall cause minutes of all proceedings of general meetings and of meetings of the directors to be entered, within one month after the relevant meeting is held, in books kept for that purpose.

      (2) Except in the case of documents that are deemed to constitute minutes by virtue of Article 83, those minutes shall be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting.


               Disposal of Main Undertaking
               ----------------------------


75. The directors shall not authorise a sale or disposal of, or an agreement to sell or dispose of, the Company's main undertaking unless the Company has by ordinary resolution authorised the sale or disposal or unless the sale or disposal, or the agreement, is subject to ratification by the Company by ordinary resolution.

               Proceedings of Directors
               ------------------------

76.   (1)    The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

      (2) At a meeting of directors, the number of directors whose presence is necessary to constitute a quorum is such number as is determined by the directors and, unless so determined, is 2.

      (3) A director may at any time, and a secretary shall on the requisition of a director, convene a meeting of the directors,

      (4) Without limiting the discretion of the directors to regulate their meetings under sub-article (1), the directors may, if they think fit, confer by radio, telephone closed circuit television or other electronic means of audio or audio-visual communication and a resolution passed by such a conference shall, notwithstanding the directors are not present together in one place at the time of the conference, be deemed to have been passed at a meeting of the directors held on the day on which and at the time at which the conference was held. The provisions of these articles relating to proceedings of directors apply so far as they are capable of application and mutatis mutandis to such conferences.

77.   (1)    Subject to these articles, questions arising at a meeting of directors shall be decided by a majority of votes of directors present and voting and any such decision shall for all purposes be deemed a decision of the directors.

      (2) In case of an equality of votes, the chairman of the meeting, in addition to his deliberative vote, has a casting vote unless only 2 directors are present at the meeting or only 2 directors are competent to vote on the question at issue, in either of which cases the chairman shall not have a casting vote in addition to his deliberative vote.

78.   (1)    A director may hold any other office or place of profit (except that of auditor) in the Company in conjunction with the office of director and on such terms as to remuneration and otherwise as the directors may determine.

      (2) A director of the Company may be or become a director or other officer of or otherwise interested in any corporation promoted by the Company or in which the Company may be interested as a shareholder or otherwise and he shall not be accountable to the Company for any remuneration or other benefits received by him as a director or officer of or from his interest in the other corporation.

      (3)    Subject to sub-article (6) -

             (a) a director shall not be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise;

             (b) such a contract, and any contract or arrangement entered into by or on behalf of the Company in which a director is in any way, whether directly or indirectly, interested, shall not be avoided; and

             (c) a director shall not be liable, by reason of holding his office or of the fiduciary relations thereby established, to account to the Company for any profit arising from such a contract or from such contracts or arrangements.

      (4) A director shall not vote in respect of any contract or arrangement or proposed contract or arrangement in which he has, whether directly or indirectly a material interest nor in respect of any matter arising out of such a contract or arrangement or proposed contract or arrangement.

      (5) Notwithstanding sub-article (4), a director may sign or countersign a contract or other document to which the seal is affixed and in which he has, whether directly or indirectly, a material interest.

      (6) A director who has, whether directly or indirectly, an interest in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the directors, and a director who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as director shall declare at a meeting of the directors the fact and the nature, character and extent of the conflict.

79.   (1)    A director may, with the approval of a majority of the other directors, appoint a person (whether a member of the Company or not) to be an alternate director in his place during such period as he thinks fit.

      (2) An alternate director is entitled to notice of meetings of the directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in his stead.

                                      27
      (3) An alternate director may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate director shall be deemed to be the exercise of the power by the appointor.

      (4) An alternate director is not required to have any share qualification.

      (5) The appointment of an alternate director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the alternate director has not expired, and terminates in any event if the appointor vacates office as a director.

      (6) An appointment, or the termination of an appointment, of an alternate director shall be effected by a notice in writing signed by the director who makes or made the appointment and served on the Company.

80. In the event of a vacancy or vacancies in the office of a director or offices of directors, the remaining directors may act but, if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may act only for the purposes of increasing the number of directors to that number or of convening a general meeting of the Company or in emergencies but not for any other purpose.

81. The directors may elect a chairman of their meetings and a deputy chairman and determine the periods for which they are respectively to hold office. The chairman or in his absence the deputy chairman shall preside at every meeting of the directors but if at the time of any meeting no such chairman or deputy chairman has been elected and is in office or if at any meeting neither the chairman nor deputy chairman is present within fifteen minutes of the time appointed for holding it the directors present shall choose someone of their number to be chairman of such meeting.

82.   (1)    The directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit.
             Such a committee or committees may consist of only one director.

      (2) A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the directors and a power so exercised shall be deemed to have been exercised by the directors.

      (3) The members of such a committee may elect one of their number as chairman of their meetings.

      (4)    Where such a meeting is held and -

             (a)    a chairman has not been elected as provided by sub-article
                    (3); or

             (b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act,

             the members present may elect one of their number to be chairman of the meeting.

      (5)    A committee may meet and adjourn as it thinks proper.

      (6) Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting.

      (7) In the case of an equality of votes, the chairman, in addition to his deliberative vote, has a casting vote.

83.   (1)    If all the directors have signed a document containing a statement that they are in favour of a resolution of the directors in the terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the directors held on the day on which the document was signed and at the time at which the document was last signed by a director or, if the directors signed the document on different days, on the day on which, and at the time at which, the document was last signed by a director and, where a document is so signed, the document shall be deemed to constitute a minute of that meeting.

      (2) For the purposes of sub-article (1), 2 or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

      (3) A reference in sub-article (1) to all the directors does not include a reference to a director who, at a meeting of directors, would not be entitled to vote on the resolution, or a reference to an alternate director whose appointor has signed the document mentioned in sub-article (1).

84. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of the committee, or to act as a director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee.

                              Managing Directors
                              ------------------

85.   (1)    The directors may from time to time appoint one or more of their number to be managing director or managing directors for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

      (2) A managing director's appointment automatically terminates if he ceases from any cause to be a director.

      (3) A managing director appointed under this Article shall not, while he continues to hold that office, be subject to retirement by rotation or be taken into account in determining the rotation of directors; but he shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other directors of the Company.

86. A managing director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, bonus, commission or participation in profits, or partly in one way and partly in another) as the directors determine provided that the said remuneration shall not be by way of commission on or percentage of turnover.

87.   (1)    The directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a managing director any of the powers exercisable by them.

      (2) Any powers so conferred may be concurrent with the powers of the directors.

      (3) The directors may at any time withdraw or vary any of the powers so conferred on a managing director.


                                   Secretary
                                   ---------

88.   (1)    The directors shall appoint at least one secretary of the Company and may terminate any such appointment or appointments.

      (2) A secretary of the Company holds office on such terms and conditions, as to remuneration and otherwise, as the directors determine.

                                      Seal
                                      ----

89.   (1)    The directors shall provide for the safe custody of the seal.

      (2) The seal may be used in any place where the Company carries on business.

      (3) The seal shall be used only by the authority of the directors, or of a committee of the directors authorised by the directors to authorise the use of the seal, and every document to which the seal is affixed shall be signed by a director and be countersigned by another director, a secretary or another person appointed by the directors to countersign that document or a class of documents in which that document is included.

      (4) The Company may have for use outside the State in place of its common seal one or more official seals, each of which shall be a facsimile of the common seal of the Company with the addition on its face of the name of every place where it is to be used.

      (5) The Company may have a duplicate common seal, which shall be a facsimile of the common seal of the Company with the addition on its face of the words "Share Seal" or "Certificate Seal" and a certificate referring to or relating to securities of the Company sealed with such a duplicate seal shall be deemed to be sealed with the common seal of the Company.

      (6) Certificates referring to or relating to securities of the Company may be issued bearing a printed impression of the duplicate common seal referred to in sub-article (5) together with printed impressions of the signature of a director and the countersignature of another director, a secretary or another person appointed by the directors to countersign such certificates, and such certificate shall be deemed to be sealed with the common seal of the Company.


                             Inspection of Records
                             ---------------------


90. The directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of members other than directors, and a member other than a director does not have the right to inspect any document of the Company except as provided by law or authorised by the directors or by the Company in general meeting.


                            Dividends and Reserves
                            ----------------------

91.   (1)    The Company in general meeting may declare a dividend if, and only if, the directors have recommended a dividend.

      (2) A dividend shall not exceed the amount recommended by the directors.

92. The directors may authorise the payment by the Company to the members of such interim dividends as appear to the directors to be justified by the profits of the Company.

93. No dividend shall be payable except out of profits or pursuant to section 119 of the Code.

94.   Interest is not payable by the Company in respect of any dividend.

95.   (1)    The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the directors, for any purpose for which the profits of the Company may be properly applied.

      (2) Pending any such application, the reserves may, at the discretion of the directors, be used in the business of the Company or be invested in such investments as the directors think fit.

      (3) The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

96.   (1)    Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

      (2) All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

      (3) An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this Article to be paid or credited as paid on the share.

97. The directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

98.   (1)  Any general meeting declaring a dividend may, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, any other corporation, and the directors shall give effect to such a resolution.

      (2) Where a difficulty arises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the directors consider expedient.

      (3) A share issued in pursuance of sub-article (1) shall unless otherwise provided by the terms of issue only rank for dividend as from the date of allotment thereof.

99.   (1)    Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to -

             (a) the address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that register; or

             (b) to such other address as the holder or joint holders in writing directs or direct.

      (2) Any one of 2 or more joint holders may give effectual receipts for any dividends or other money payable in respect of the shares held by them as joint holders.


                 Capitalisation of Profits
                 -------------------------


100.  (1)    Subject to sub-article (2), the Company in general meeting may resolve that it is desirable to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members, and that that sum be applied, in any of the ways mentioned in sub-article (3), for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend.

      (2)    The Company shall not pass a resolution as mentioned in sub-article
             (1) unless the resolution has been recommended by the directors.

      (3) The ways in which a sum may be applied for the benefit of members under sub-article (1) are -

             (a)   in paying up any amounts unpaid on shares held by members;

             (b) in paying up in full unissued shares or debentures to be issued to members as fully paid; or

             (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

      (4) The directors shall do all things necessary to give effect to the resolution and in particular, to the extent necessary to adjust the rights of the members among themselves, may -

             (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

             (b) authorise any person to make, on behalf of all the members entitled to any further shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under an authority referred to in paragraph
             (b) is effective and binding on all the members concerned.

101. The directors may in their discretion implement and maintain on such terms and conditions as they may determine from time to time a dividend reinvestment plan for cash dividends paid by the Company to be reinvested by way of subscription for shares in the Company to be allotted by the Company such shares to rank from the date of allotment equally in all respects (including in respect of dividends for the period in which they are allotted) with other such existing fully paid shares of the Company and participation in the plan is to be available to such members of the Company as wish to participate therein and are eligible to do so under the terms and conditions of the plan. The directors may in their discretion terminate any plan which may be in existence from time to time on reasonable written notice to all members of the Company.

                                    Notices
                                    -------

102.  (1)    A notice may be given by the Company to any member either by serving it on him personally or by sending it by post to him at his address as shown in the register of members or the address supplied by him to the Company for the giving of notices to him. In the case of overseas shareholders, documents shall be forwarded by air.

      (2) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.

      (3) A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

      (4) A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a member by serving it on him personally or by sending it to him by post addressed to him by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) within the State supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

103.  (1)    Notice of every general meeting shall be given in the manner authorised by Article 101 to -

             (a)  every member;

             (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

             (c)  the auditor for the time being of the Company.

104. Every person who by operation of law or by transfer or otherwise becomes entitled to any share shall be bound by every notice in respect of that share which previously to his name and address being entered in the register of members in respect of that share has been duly given to the member from whom he derived his title to that share.


                                   Winding Up
                                   ----------

105.  (1)  If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

      (2) The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

      (3) If an order is made for the winding up of the Company or if it is resolved by special resolution of the members in general meeting to wind up the Company within twelve (12) months of the shares of the Company being quoted for the first time on the home exchange, shares issued for cash to members of the public shall rank in priority to share capital (if any) classified by the home exchange as "vendor securities".


                                   Indemnity
                                   ---------


106. Every officer, auditor or agent of the Company shall be indemnified out of the property of the Company against any liability incurred by him in his capacity as officer, auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is under the Code granted to him by the Court.

107. No auditor or director or other officer of the Company shall be liable for -

      (l) the acts, receipts, neglects or defaults of any other director or officer;

      (2)  joining in any receipt or other act for conformity;

      (3) any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors or on behalf of the Company;

      (4) the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested;

      (5) any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited;

      (6) any loss occasioned by any error of judgment, omission or oversight on his part; or

      (7) any other loss, damage or misfortune whatever which shall happen in relation thereto,

       unless the same happen through his own negligence, default, breach of duty or breach of trust.


                       Members Not Entitled to Discovery
                       ---------------------------------

108. No member shall be entitled to require discovery of or any information respecting any detail of the Company's trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company if, in the opinion of the directors, it would be contrary to the interests of the members of the Company to communicate such information.

I hereby certify that the Articles of Association contained in the foregoing pages 1 to 37 inclusive comprise the Articles of Association of THE GALORE GROUP
                                                                ----------------
LIMITED adopted by special Resolution passed on       March, 1987.
-------


                              /s/ Signature appears here
                              --------------------------
                              Director
agent number   (02)644-4177                        ----------------------------
  agent name   DAVID M. GLASER
     address   327 Chisholm Road
               AUBURN  NSW  2144
   telephone   (02)644-4177
   facsimile   (02)644-9828                        ----------------------------
          DX

================================================================================

                                                                          ---
             Australian Securities Commission                     form    205
                                                                          ---
             Notification of                          Corporations Law
             RESOLUTION                               256(1)


================================================================================

      company name: THE GALORE GROUP LIMITED

                        -----------
            A.C.N.:     008 577 759
                        -----------


=================
SUBJECT OF RESOLUTION

176(1)  alteration to Articles of Association (K) REFER ANNEXURE A


=================
DETAILS OF THE GENERAL MEETING

    date (d/m/y): 28/11/1995
place of meeting: 327 Chisholm Road, Auburn


=================
DETAILS OF THE RESOLUTION

type of resolution: Special
            result: Passed


=================
SIGNATURE

      Name:  DAVID MAURICE GLASER
  Capacity:  Secretary
Sign Here:   /s/ David Maurice Galser                           Date: 28/11/1995

--------------------------------------------------------------------------------
                                                                             ---
                                                                       page    1
                                                                             ---

                     THIS ANNEXURE A OF 1 PAGE REFERRED TO
                    INFORM 205 "NOTIFICATION OF RESOLUTION"
                    THE GALORE GROUP LIMITED ACN 008 577 759

Resolution Signed:/s/ David Maurice Glaser                     DATE: 28/11/95

To consider and, if thought fit, to pass the following resolution as a special resolution:

     "That the Articles of Association of the company be amended by inserting the following Article as a new Article 9A:

    '(a) The company may buy shares in itself in any manner permitted by the Corporations Law,

     (b) Unless Article 9A(c) applies, Article 9A(a) ceases to have effect at the end of 3 years beginning on the date that this Article was inserted in the Articles of Association of the company.

     (c)  If the Corporations Law ceases to:

          (1) require that a buy-back authorisation be contained in a company's Articles as a condition of the company being able to buy back its ordinary shares; or

          (2) provide that a buy-back authorisation in a company's Articles ceases to have effect unless renewed,

          then Article 9Ab) ceases to have effect'."


Explanatory memorandum

The Corporations Law contains provisions giving a company the ability to buy back its own shares. In order for a company to take advantage of the new provisions the Corporations Law requires the Articles of Association of the company to contain an appropriate authorisation to that effect. The proposed special resolution which inserts a new Article 9A into the Articles of Association of the company will provide such an authorisation.

In essence the buy-back provisions of the Corporations Law aim to ensure that the ability of a company to buy back shares is not misused and that the approval of shareholders is obtained where appropriate. The consequences of the amendment to the Articles is that the company will be permitted to buy back ordinary shares in itself in certain circumstances and subject to certain conditions as provided under the Corporations Law.

The reason for proposing the special resolution is to enable the company to take advantage of future opportunities to purchase shares in itself within the guidelines of the Corporations Law.

The advantage for the company, the directors and the shareholders in adopting the new article 9A is that it will give the company greater flexibility in structuring its capital base to take account of its changing circumstances and requirements in the future. There do not appear to be any potential disadvantages in adopting the new article 9A.

        THE GALORE GROUP LIMITED      Passed by Special Resolution At
        ------------------------      The AGM Held on 24/11/94       Page 1 of 1
        ACN 008 577 759
        ---------------                                             Annexure A
                                                                    ----------

                     ALTERATION TO ARTICLES OF ASSOCIATION
                     -------------------------------------

To consider and, if thought fit, to pass the following resolution as a special resolution:

     "That the Articles of Association of the Company are amended by:

     (a) deleting Article 78(4) and replacing it with the following new Article 78(4):

               "Except as permitted by law or the Listing Rules of the Australian Stock Exchange Limited prevailing for the time being to the extent applicable or by Article 107, a director who has a material personal interest in a matter that is being considered at a meeting of directors must not vote on the matter, nor be present at, nor otherwise participate in, the meeting while the matter is being considered at the meeting.";


     (b) deleting Articles 106 and 107 and replacing them with the following new
Articles:

          "106.  Articles 106A and 106B apply:

                 (a) to each person who is or has been a director, alternate director or executive officer (as defined in the Corporations Law) of the company; and

                 (b) to such other officers or former officers or the company or of its related bodies corporate as the directors in each case determine.

           106A. The Company must indemnify, on a full indemnity basis and to the full extent permitted by law, each person to whom this
                 Article 106A applies for all losses or liabilities incurred by the person as an officer of the company or of a related body corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred:

                 (a) in defending proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

                 (b) in connection with an application in relation to such proceedings, in which the Court grants relief to the person under the Corporations Law.

           106B. The Company may, to the extent permitted by law:

                 (a)  purchase and maintain insurance; or

                 (b)  pay or agree to pay a premium for instance,

                 for any person to whom this Article 106B applies against any liability incurred by the person as an officer of the Company or of a related body corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

           107. Subject to section 232A of the Corporations Law, a director may be present at a meeting of the directors of the Company while a matter relating to an existing or proposed contract of insurance of a kind permitted by Article 106B is being considered and may vote on the matter and on a resolution in relation to it notwithstanding that the director may have an interest in or benefit under the insurance contract."


                 THIS IS ANNEXURE A OF ONE PAGE REFERRED TO IN
                 ----------------------------------------------
                     FORM 205 "NOTIFICATION OF RESOLUTION"
                     ------------------------------------

        SIGNED: /s/ David Maurice Glaser

                         AUSTRALIAN CAPITAL TERRITORY
                         ----------------------------

                           Companies Ordinance 1962

                          A Company Limited by Shares
                                    -------


                           MEMORANDUM OF ASSOCIATION


                                      of


                              SUNBO PTY. LIMITED



The name of the Company is Sunbo Pty. Limited.

The provisions of the Third Schedule to the Companies Ordinance 1962 (as amended) are hereby excluded.

The objects for which the Company is formed are:

(a) To invest whether by purchase or subscription or otherwise in real or personal property of any tenure or shares stock debentures or units in any company or trust whatsoever or in any interest therein whatsoever.

(b)     To supply all or any of the following services:

        (i)   financial services

        (ii) use by lease licence or otherwise or shops offices factories homes home units or any other reals estate whatsoever

        (iii) technical and expert services of any nature whatsoever including but not limited to secretarial, bookkeeping, insurance broking, or building consultancy services.

(c) To carry on business as a merchant, shopkeeper, exporter, trader, importer or dealer in or manufacturer or producer of raw processed or manufactured goods materials or products of any description whatsoever.

(d) To conduct hotels, motels, restaurants, cafes, kiosks, services stations or garages.

(e) To buy, apply for, lease, give or accept options over, acquire by licence or hire and to develop, manage, sell, exchange, let on lease, licence or hire, and otherwise deal with property, and in particular:-

        (i) Shares stock bonds debentures notes and securities of any company government or local authority

        (ii) Lands buildings easements and all other rights in respect of real estate

        (iii) Personal property chattels real or personal choices in action book debts liabilities

        (iv) Patent rights inventions copyrights designs charters trade marks formulae; licences franchises and concessions.

(f) To build repair alter maintain and/or manage buildings wharves roads plant machinery equipment and furnishings.

(g) To pay for the acquisition of any rights or property or services by inter alia the issue of shares (fully or partly paid up) debentures or other securities of this or of any other company or by cash instalments of cash or any other form of consideration.

(h) To sell the undertaking and/or any or all of the assets of the Company in return for:-

        (i)    Cash,

        (ii)   Instalments of cash,

        (iii)  Shares or debentures of any other company,

        (iv)   Real or personal property or any interest therein,

        (v) Guarantees liens charges or other securities over the assets of any other company or person.

          (i) To pay costs and expenses preliminary and/or incidental to the promotion establishment and incorporation of the Company, and to reimburse and indemnify persons who have advanced or paid money for those purposes.

          (j) To make gifts of property whether real or personal for any purpose and to any person firm or corporation whatsoever.

          (k) To carry on any of the businesses or act in the respective capacities specified herein for or on behalf of or as trustee for others.

          (1) Subject to section 125 of the Ordinance to lend money with or without accepting security for loans.

          (m)  To receive money on deposit and/or to borrow money.

          (n) To guarantee and/or indemnify the contracts or liabilities of others.

          (o) To furnish security by way of mortgage debentures lien charges or other hypothecation of the Company's rights and property including uncalled capital.

          (p) To draw issue accept endorse execute discount and negotiate negotiable and/or transferable instruments.

          (q) To enter into partnership or other arrangements for profit-sharing with any person or company engaged in any business which this Company is authorised to carry on.

          (r) To grant pensions retiring allowances super- annuation benefits long-serve leave and general benefits to employees and Directors (past and present) of the Company or of subsidiary, holding, or related companies, or of its predecessors in business by:-

               (i) Grants of money insurance or other aid to them and their dependents and connections,

               (ii)  Establishing and/or subsidising funds and trusts,

               (iii) Medical educational housing recreational and other
                     amenities.

          (s)  To promote Companies for any purpose.

          (t) To appoint attorneys, agents, brokers or trustees on such conditions (including remuneration) as the Company shall determine.

          (u) To distribute in specie any of the assets of the Company provided that if a reduction of capital is involved thereby then section 64 of the Ordinance shall be complied with.

          (v) To procure registration as a foreign and/or recognised company and/or to establish agencies branch registers and local boards anywhere in the world.

          AND IT IS HEREBY DECLARED that the objects specified in each of the
          -------------------------
          paragraphs of this clause shall be regarded as independent objects, and accordingly shall not be limited or restricted by reference to or inference from the terms of any other objects but may be carried out in the widest sense and no objects herein specified shall be deemed subsidiary or ancilliary to any other object.

    4.    The liability of the members of the Company is limited.

    5. The capital of the Company is One hundred thousand dollars ($100,000) divided into One hundred thousand (100,000) shares of One dollar ($1.00) each with power for the Company to increase or reduce the said capital. The shares in the capital for the time being whether original or increased may be divided into several classes with any preferential special qualified or deferred rights privileges or conditions attached thereto.

    6. The full names and addresses and occupations of the subscribers to the Memorandum of Association of the Company and the number of shares they respectively agree to take are as follows:-

          Name, Address and Occupation        Number of Shares
          ----------------------------        ----------------
          Ydeet Winter-Irving                 One (1) Ordinary
          6 Supply Place                      Share
          RED HILL ACT
          ------------
          Solicitor

          Christopher Tyrrel                  One (1) Ordinary
          59 McNicoll Street                  Share
          HUGHES ACT
          ------
          Solicitor


WE, the several persons whose names and addresses are subscribed hereto are desirous of being formed into a Company in pursuant of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set out opposite our respective names.

--------------------------------------------------------------------------------
Names, Addresses and              No. of Shares               Witness to
Occupations of                    taken by each               Signatures
Subscribers                       Subscriber
--------------------------------------------------------------------------------
Ydeet Winter-Irving               One (1)                Susan G. Page,
6 Supply Place                    Ordinary               21 Batchelor Street,
RED HILL ACT                      Share                  TORRENS.  A.C.T.
Solicitor                                                Secretary

Christopher Tyrrell               One (1)                Susan G. Page,
59 McNicoll Street                Ordinary               21 Batchelor Street,
HUGHES ACT                        Share                  TORRENS.  A.C.T.
Solicitor                                                Secretary





--------------------------------------------------------------------------------
DATED: this  third   day of June   , 1982
-----

                  ----    AUSTRALIAN CAPITAL TERRITORY   ----
                               Companies Act 1981

Companies Form 27
[Sub-section 72(9)]



                  NATIONAL COMPANIES AND SECURITIES COMMISSION

                                                                  Registered No.
                                                                        CL 19011
                                                                  --------------

                       CERTIFICATION OF INCORPORATION ON
                           CHANGE OF NAME OF COMPANY



This is to certify that BARBEQUES GALORE HOLDINGS LIMITED ORIGINALLY CALLED SUNBO PTY. LIMITED AND FORMERLY NAMED BARBECUES GALORE HOLDINGS PTY. LIMITED

which was on the             SIXTEENTH        day of    JUNE      1982

incorporated under           COMPANIES ORDINANCE  as a  PROPRIETARY
                                    1962

company, on the              TWENTY-THIRD     day of    MARCH    1987

changed its name to          THE GALORE GROUP LIMITED

and that the company is a    PUBLIC                     company,

and is a company limited by shares.



Given under the seal of the National Companies and Securities Commission at Canberra on this TWENTY-THIRD day of MARCH 1987


      [LOGO OF NATIONAL COMPANIES AND SECURITIES COMMISSION APPEARS HERE]

                                  [SIGNATURE APPEARS HERE]
                                  A person authorised by the Corporate
                                  Affairs Commission - Delegate of the
                                  National Companies and Securities Commission.